Exhibit 10.3

Execution Copy

OMNIBUS AGREEMENT

AMONG

PROVIDENT ENERGY TRUST,

PRO GP CORP.,

BREITBURN ENERGY COMPANY L.P.,

BREITBURN GP, LLC

AND

BREITBURN ENERGY PARTNERS L.P.

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Construction	3

ARTICLE II

BUSINESS OPPORTUNITIES

Section 2.1	Partnership Business Opportunities	4
Section 2.2	Provident Business Opportunities	4
Section 2.3	Scope of Prohibition	5
Section 2.4	Enforcement	5

ARTICLE III

RIGHT OF FIRST OFFER

Section 3.1	Right of First Offer Procedures	5
Section 3.2	Change of Control of Provident	7
Section 3.3	Exceptions to the Right of First Offer	7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PROVIDENT

ARTICLE V

MISCELLANEOUS

Section 5.1	Notices	8
Section 5.2	Further Action	9
Section 5.3	Binding Effect	9
Section 5.4	Integration	9
Section 5.5	Creditors	9
Section 5.6	Waiver	9
Section 5.7	Counterparts	10
Section 5.8	Applicable Law; Submission to Jurisdiction	10
Section 5.9	Invalidity of Provisions	10
Section 5.10	Amendment or Modification	10
Section 5.11	Assignment	10
Section 5.12	Termination	10
Section 5.13	Laws and Regulations	10

OMNIBUS AGREEMENT

i

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT is entered into on, and effective as of, October 10, 2006 (the “Effective Date”), by and among Provident Energy Trust, an open-ended unincorporated investment trust formed under the laws of the Province of Alberta (“Provident”), Pro GP Corp., a Delaware corporation (“Pro GP”), BreitBurn Energy Company L.P., a Delaware limited partnership (“BreitBurn Energy”), BreitBurn GP, LLC, a Delaware limited liability company (the “General Partner”), and BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership,” and collectively with Provident, BreitBurn Energy and the General Partner, the “Parties” and each, a “Party”).

In consideration of the covenants, conditions and agreements contained herein, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                      Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Omnibus Agreement, as it may be amended, supplemented or restated from time to time.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the amalgamation, combination, consolidation or merger of the Applicable Person with or into another Person pursuant to a transaction or series of related transactions, other than any such transaction(s) where (i) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving Person or its parent immediately after such transaction and (ii) the board of directors of the surviving person is comprised of a majority of persons who were directors of the Applicable Person immediately prior to such transaction; or (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than Provident or its Affiliates with respect to the General Partner, being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all of the then outstanding

Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Conflicts Committee” means the Conflicts Committee of the General Partner.

“Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Effective Date, among Provident, BreitBurn Energy, the General Partner, the Partnership and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Effective Date” is defined in the introductory paragraph.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Partner” means BreitBurn GP, LLC, a Delaware limited liability company, and its successors and permitted assigns that are admitted to the partnership as general partner of the Partnership, in its capacity as general partner of the Partnership (except as the context otherwise requires).

“Parties” is defined in the introductory paragraph.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 10, 2006, as the same may be amended or restated from time to time.

“Partnership Business Opportunity” means a business opportunity with respect to (a) any third party upstream oil and gas properties located in the United States or (b) any third party upstream oil and gas properties located in the United States and any related midstream or downstream assets; provided that the fair market value of such midstream and downstream assets (as determined in good faith by the Board of Directors of the General Partner) constitutes less than the fair market value of such upstream assets (as determined in good faith by the Board of Directors of the General Partner).

“Partnership Business Opportunity Information” is defined in Section 2.1.

“Partnership Group” means the General Partner, the Partnership and all of their respective Subsidiaries.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Provident Business Opportunity” means a business opportunity with respect to (a) any third party midstream or downstream assets located in the United States, (b) any third party midstream or downstream assets located in the United States and any related upstream assets located in the United States; provided that the fair market value of such upstream assets (as determined in good faith by Provident) constitutes less than the fair market value of such midstream and downstream assets (as determined in good faith by Provident) or (c) any third party upstream oil and gas properties or midstream or downstream assets located outside the United States.

“Provident Business Opportunity Information” is defined in Section 2.2.

“Provident Group” means Provident, Pro GP, BreitBurn Energy and all of their respective Affiliates (other than the Partnership Group).

“Subject Assets” means all upstream oil and gas properties in the United States owned by the Provident Group.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Transfer” including the correlative terms “Transferring” or “Transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of any assets, property or rights.

“Voting Securities” means securities of any class of a Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

Other terms defined herein have the meanings so given them.

Section 1.2             Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include”, “includes”, “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

BUSINESS OPPORTUNITIES

Section 2.1                                      Partnership Business Opportunities.

For as long as Provident and its Affiliates maintain a direct or indirect controlling interest in the General Partner, if the Provident Group is presented with an opportunity to pursue, purchase or invest in any Partnership Business Opportunity, Provident shall give prompt written notice to the General Partner, on behalf of the Partnership Group, of the Partnership Business Opportunity.  Such notice shall set forth all information available to the Provident Group including, but not limited to, the identity of the Partnership Business Opportunity and its seller, the proposed price, all written information about the Partnership Business Opportunity provided to the Provident Group by and on behalf of the seller as well as any information or analyses compiled by the Provident Group from other sources (such information referred to collectively herein as “Partnership Business Opportunity Information”).  Provident shall continue to provide to the General Partner, on behalf of the Partnership Group, promptly any and all Partnership Business Opportunity Information subsequently received.  The Parties shall maintain the confidentiality of all such Partnership Business Opportunity Information, subject to compliance with applicable law.  As soon as practicable but in any event within thirty (30) days after receipt of such initial notification and information, the General Partner, on behalf of the Partnership Group, shall notify Provident that either (a) the General Partner, on behalf of the Partnership Group, has elected, with the concurrence of the Partnership’s Conflicts Committee, to cause a member of the Partnership Group to pursue the opportunity to acquire or invest in the Partnership Business Opportunity or (b) the General Partner, on behalf of the Partnership Group, has elected, with the concurrence of the Partnership’s Conflicts Committee, not to cause a member of the Partnership Group to pursue the opportunity to acquire or invest in the Partnership Business Opportunity.  If, at any time, the General Partner, on behalf of the Partnership Group, abandons such opportunity with the approval of the Partnership’s Conflicts Committee (as evidenced in writing by the General Partner following the request of Provident), the Provident Group may pursue such opportunity.

Section 2.2                                      Provident Business Opportunities.

For as long as Provident and its Affiliates maintain a direct or indirect controlling interest in the General Partner, if the Partnership Group is presented with an opportunity to pursue, purchase or invest in any business opportunity with respect to any Provident Business Opportunity, the General Partner, on behalf of the Partnership Group, shall give prompt written notice to Provident of the Provident Business Opportunity.  Such notice shall set forth all information available to the Partnership Group including, but not limited to, the identity of the Provident Business Opportunity and its seller, the proposed price, all written information about the Provident Business Opportunity provided to the Partnership Group by and on behalf of the seller as well as any information or analyses compiled by the Partnership Group from other sources (such information referred to collectively herein as “Provident Business Opportunity Information”).  The General Partner, on behalf of the Partnership Group, shall continue to provide to Provident promptly any and all Provident Business Opportunity Information subsequently received.  The Parties shall maintain the confidentiality of all such Provident

Business Opportunity Information, subject to compliance with applicable law.  As soon as practicable but in any event within thirty (30) days after receipt of such initial notification and information, Provident shall notify the General Partner, on behalf of the Partnership Group, that either (a) Provident has elected to cause a member of the Provident Group to pursue the opportunity to acquire or invest in the Provident Business Opportunity or (b) Provident has elected not to cause a member of the Provident Group to pursue the opportunity to acquire or invest in the Provident Business Opportunity.  If, at any time, the Provident Group abandons such opportunity (as evidenced in writing following the request of the General Partner, on behalf of the Partnership), the Partnership Group may pursue such opportunity.

Section 2.3                                      Scope of Prohibition.

Except as provided in this Article II, the Parties shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Partnership Group or the Provident Group, as the case may be.

Section 2.4                                      Enforcement.

(a)   The Parties agree and acknowledge that there is no adequate remedy at law for the breach by the Parties of the covenants and agreements set forth in this Article II, and that any breach by the Parties of the covenants and agreements set forth in Article II would result in irreparable injury.  The Parties further agree and acknowledge that any Party to this Agreement may, in addition to the other remedies which may be available hereunder or under applicable law, file a suit in equity to enjoin the violating Party from such breach, and the Parties consent to the issuance of injunctive relief hereunder.

(b)   If any court determines that any provision of this Article II is invalid or unenforceable, the remainder of such provisions shall not thereby be affected and shall be given full effect without regard to the invalid provision; provided, however, that if any court determines that any provision in either Section 2.1 or Section 2.2 is invalid or unenforceable then the corresponding provision in Section 2.2 or Section 2.1, as the case may be, shall also be invalid or unenforceable. If any court construes any provision of this Article II, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court shall have the power to reduce the duration or restrict the geographic scope of such provision and to enforce such provision as so reduced or restricted.

ARTICLE III

RIGHT OF FIRST OFFER

Section 3.1                                      Right of First Offer Procedures.

For as long as Provident and its Affiliates maintain a direct or indirect controlling interest in the General Partner, if any member of the Provident Group (the “Disposing Party”) desires to sell or otherwise Transfer any Subject Assets, the Disposing Party shall provide the Partnership Group a right of first offer to acquire such Subject Assets (the “Sale Assets”) pursuant to the following procedures:

(a)   The Disposing Party shall deliver a written offer (the “Disposing Party Offer”) to the General Partner, on behalf of the Partnership Group, which Disposing Party Offer shall describe the Sale Assets, the purchase price (payable in cash or in securities of the Partnership at the option of the Disposing Party) at which it wishes to sell the Sale Assets and the proposed terms of sale.  The Disposing Party Offer shall constitute a binding offer to sell the Sale Assets to the Partnership Group on the terms set forth therein;

(b)   the General Partner, on behalf of the Partnership Group and with the approval of the Conflicts Committee, shall have a period of forty-five (45) days (the “Negotiation Period”) from the date of the Offer to accept the Disposing Party Offer or negotiate alternative terms of sale acceptable to the General Partner, on behalf of the Partnership Group and with the approval of the Conflicts Committee, and the Disposing Party;

(c)   if the Disposing Party and the General Partner, on behalf of the Partnership Group and with the approval of the Conflicts Committee, agree upon the terms of sale for the Sale Assets prior to the expiration of the Negotiation Period, such Parties shall enter into definitive documentation to effect such Transfer, which shall be closed within thirty (30) days after the end of the Negotiation Period or such longer period as may be reasonably necessary to complete a unitholder vote by the Partnership (if required) or a financing (if required) or to obtain any required consents;

(d)   if, at the end of the Negotiation Period, the Disposing Party and the General Partner, on behalf of the Partnership Group and with the approval of the Conflicts Committee, each acting in good faith, have not agreed upon the terms of sale for the Sale Assets, or if the Transfer is not completed within the period specified in Section 3.1(c), the Disposing Party may thereafter (i) Transfer the Sale Assets (subject to any changes in form or condition, financial or otherwise, which in the reasonable opinion of the Disposing Party are not material taken as a whole) to a bona fide third party dealing at arm’s length with the Disposing Party (a “Third Party Transferee”) at a price and on terms and conditions that, taken as a whole, in the reasonable opinion of the Disposing Party are not more favorable to the Third Party Transferee than those contained in the Disposing Party Offer or (ii) conduct a bona fide auction for the Subject Assets, seeking offers (each, an “Offer”) to be submitted to the Disposing Party by a specified date (the “Offer Date”) from two or more Third Party Transferees and from the General Partner, on behalf of the Partnership with the approval of the Conflicts Committee, for consideration by the Disposing Party;

(e)   if the Disposing Party conducts an auction pursuant to Section 3.1(d), the Disposing Party may accept the Offer that the Disposing Party, acting in good faith, determines is the best Offer.  If the Partnership Group does not submit an Offer or if the Partnership Group submits an Offer that is not determined by the Disposing Party, acting in good faith, to be the best Offer, the Partnership Group waives all rights to the purchase of the Sale Assets, provided that the Disposing Party and the Third Party Transferee consummate the Transfer of the Sale Assets within one hundred twenty (120) days from the expiration of the Negotiation Period in the case of a Transfer pursuant to Section 3.1(d)(i), or the Offer Date in the case of an auction pursuant to Section 3.1(d)(ii);

(f)    in the event that the Disposing Party and the Third Party Transferee fail to consummate the Transfer of the Sale Assets within the one hundred twenty (120) day period as applicable in Section 3.1(e), the Partnership Group’s rights under this Article III with respect to the Sale Assets shall again become effective, and the Disposing Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the Partnership Group in the manner provided in this Section 3.1; and

(g)   upon any Transfer to a Third-Party Transferee, the Disposing Party shall deliver to the General Partner, on behalf of the Partnership Group, a copy of the document evidencing such Transfer.  If the Transfer is pursuant to Section 3.1 (d)(i) the Disposing Party shall deliver to the General Partner, on behalf of the Partnership Group, a certificate of an officer of the Disposing Party stating that the transfer of the Subject Assets from the Disposing Party to the Third Party Transferee was made at a price and upon the terms and conditions that, taken as a whole, in the reasonable opinion of the Disposing Party were not more favorable to the Third Party Transferee than those set forth in the Offer.

Section 3.2                                      Change of Control of Provident.

Upon a Change of Control of Provident, the right of first offer granted to the Partnership Group in Section 3.1 only shall apply to Subject Assets owned by the Provident Group as of the Effective Date.

Section 3.3                                      Exceptions to the Right of First Offer.

The foregoing provisions of Article III shall not be applicable to:

(a)           a Transfer that includes Subject Assets and midstream or downstream assets and in which the fair market value of such Subject Assets that the Disposing Party desires to sell or otherwise Transfer (as determined in good faith by the Disposing Party) constitutes less than the fair market value of the midstream or downstream assets that the Disposing Party desires to sell or otherwise Transfer with such Subject Assets (as determined in good faith by the Disposing Party); and

(b)           a Transfer of all or substantially all of the assets of Provident.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PROVIDENT

Provident represents and warrants that this Agreement has been duly authorized, executed and delivered by Provident and is a valid and legally binding agreement of Provident, enforceable against Provident in accordance with its terms, provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

ARTICLE V

MISCELLANEOUS

Section 5.1                                      Notices.

All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the U.S. mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party.  Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not transmitted during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address, in each case as follows:

If to Provident:

Provident Energy Trust
800, 112 - 4th Avenue S.W.
Calgary, Alberta T2P OH3
Attention:  Thomas W. Buchanan
Fax:  (403) 261-6696

If to Pro GP Corp.:

515 South Flower Street, Suite 4800
Los Angeles, CA  90071
Attention:  Randall J. Findlay
Fax:  (213) 225-5917

If to BreitBurn Energy:

BreitBurn Energy Company L.P.
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

If to the General Partner:

BreitBurn GP, LLC
515 South Flower Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

If to the Partnership:

BreitBurn Energy Partners L.P.
515 South Flower  Street, Suite 4800
Los Angeles, CA 90071
Attention:  Halbert S. Washburn
Fax:  (213) 225-5917

Section 5.2                                      Further Action.

The Parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 5.3                                      Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 5.4                                      Integration.

This Agreement constitutes the entire Agreement among the Parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 5.5                                      Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 5.6                                      Waiver.

No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 5.7             Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the Parties hereto, notwithstanding that all such Parties are not signatories to the original or the same counterpart.  Each Party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 5.8                                      Applicable Law; Submission to Jurisdiction.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.  The Parties hereby submit to the jurisdiction of the state and federal courts of the State of Delaware.

Section 5.9                                      Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 5.10                                Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of Common Units.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

Section 5.11                                Assignment.

No Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

Section 5.12                                Termination.

The provisions of Article II of this Agreement (but not less than all of such Article) may be terminated (a) by Provident upon notice to the other Parties upon a Change of Control of Provident or (b) by the General Partner upon notice to the other Parties upon a Change of Control of the General Partner.

Section 5.13                                Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no Party hereto shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

PROVIDENT ENERGY TRUST

By:	/s/ Thomas W. Buchanan
Name:	Thomas W. Buchanan
Title:	President and Chief Executive Officer

PRO GP CORP.

By:	/s/ Randall J. Findlay
Name:	Randall J. Findlay
Title:	President

BREITBURN ENERGY COMPANY L.P.

By:	Pro GP Corp., its General Partner

By:	/s/ Randall J. Findlay
Name:	Randall J. Findlay
Title:	President

BREITBURN GP, LLC

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer

BREITBURN ENERGY PARTNERS L.P.

By:	BreitBurn GP, LLC,
its General Partner

By:	/s/ Halbert S. Washburn
Name:	Halbert S. Washburn
Title:	Co-Chief Executive Officer

OMNIBUS AGREEMENT
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